Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Statement on Schedule 13D relating to the beneficial ownership of Class A Ordinary Shares, $0.0001 par value per share, of Tuniu Corporation, and any further amendments thereto, is being filed with the Securities and Exchange Commission on behalf of each of them. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: May 19, 2014

SEQUOIA CAPITAL 2010 CV HOLDCO, LTD.

/S/ Kok Wai Yee
Name: Kok Wai Yee Title: Authorized Signatory

SEQUOIA CAPITAL CHINA VENTURE 2010 FUND, L.P. SEQUOIA CAPITAL CHINA VENTURE 2010 PARTNERS FUND, L.P. SEQUOIA CAPITAL CHINA VENTURE 2010 PRINCIPALS FUND, L.P.

By: SC China Venture 2010 Management, L.P.

A Cayman Islands exempted limited partnership,

General Partner of Each

By: SC China Holding Limited

A Cayman Islands limited liability company

Its General Partner

/S/ Kok Wai Yee
Name: Kok Wai Yee
Title: Authorized Signatory

SC CHINA VENTURE 2010 MANAGEMENT, L.P.

By: SC China Holding Limited A Cayman Islands limited liability company Its General Partner

/S/ Kok Wai Yee
Name: Kok Wai Yee
Title: Authorized Signatory

SC CHINA HOLDING LIMITED

/S/ Kok Wai Yee
Name: Kok Wai Yee
Title: Authorized Signatory

SNP CHINA ENTERPRISES LIMITED

/S/ Neil Nanpeng Shen
Name: Neil Nanpeng Shen
Title: Authorized Signatory

NEIL NANPENG SHEN

/S/ Neil Nanpeng Shen
Name: Neil Nanpeng Shen